Exhibit 23

Spherix Incorporated

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Spherix Incorporated on Form S-8 (File No. 333-66053) and on Forms S-3 (File No. 333-44973, 333-79593 and 333-32504), of our report dated February 10, 2003, on our audit of the financial statements of Spherix Incorporated as of December 31, 2002, and for each of the three years ended December 31, 2002, 2001 and 2000, which report is included in this Annual Report on Form 10-K/A (Amendment 1).

/s/ Grant Thornton LLP

Vienna, Virginia

May 5, 2003